Nomad
Hydrocarbons LLC

Expanded AMI

312 Canada Place
407 – 2nd Street SW
Calgary, Alberta, Canada
T2P 0Y3

Hans W.B. Heumann, CFO

California Oil&Gas Corp.
312 Canada Place
Calgary, Alberta
Attn: John McLeod, President

March 11, 2006

Re: Letter of Intent- California Oil Exploration Project in Fresno, King's and Tulare Counties and NOEL (LLC)

Dear Sir;

Further to our meetings and discussions Nomad Hydrocarbons LLC (NHL), a Delaware Registered Limited Liability Corporation with administrative offices at Calgary Alberta, is proposing to enter into an agreement by way of Letter of Intent with California Oil&Gas Corp. (COGC), a Nevada incorporated public corporation, listed on the OTC, with administrative offices at Calgary Alberta, concerning the development of NHL's 50% working interest in an oil exploration and development Joint Venture (JV) in Fresno, King and Tulare Counties of the East Slopes Area of the San Joachin Basin of California.

The Joint Venture: NHL is a 50% partner with Daybreak Oil and Gas Inc. (Daybreak), a public US corporation with head offices at Spokane Washington, in a Joint Venture to develop an Area of Mutual Interest (AMI) of over 2200 Sections in extent in the East Slopes area of the San Joachin Basin of California. A map of the AMI is attached as Schedule A hereto. The AMI has been mapped and the Project developed by a group of geologists and geophysicists in Bakersfield California, headed by Chet Pohle (the Geoscience Team).

The JV partners are currently assembling technical data including; aero-magnetic survey data; gravity data; and have reviewed potentially available satellite and 2-D data. Next this data will be processed and interpreted preliminary to assembly of leases and seismic options for more intensive and aerially focused data acquisition and exploration play mapping, preliminary to a drilling and development program.

The Proposed LLC: NHL is proposing that a new California LLC be incorporated to be headquartered at Bakersfield. The LLC is to have 2 shareholders, NHL and COGC, each as to interests as hereinafter particularized. The LLC is to be named Nomad Oil Exploration LLC (NOEL). It is to elect to be treated as a partnership for tax purposes. NOEL will be managed by a Joint Management Committee consisting of equal representation from NHL and COGC once COGC has contributed its cash as hereafter detailed. NOEL will have a Right of First Refusal (ROFR) for all interests available to or projects created by NHL and/or COGC within the AMI. The ROFR is to include acquisitions and will be on 30 days notice in writing.

Phone: 403. 874-0830 Fax: 403. 289-3057
Email: hhcec@telus.net

Nomad
Hydrocarbons LLC

312 Canada Place
407 – 2nd Street SW
Calgary, Alberta, Canada
T2P 0Y3

Hans W.B. Heumann, CFO

NHL will vend its interests in the above JV (subject to all NHL's rights and obligations pursuant to agreements with Daybreak and with the Geoscience Team) into NOEL. COGC will provide a total of $1.75 million (all funds are in USD unless otherwise specified) in initial funding for the Project and NOEL in Stages as follows:

1. Stage 1--$250,000 on or before March 22nd, 2006. These funds will be used for the gravity, aero-magnetic and Land-sat data acquisition and interpretation, as well as other Geoscience work as the partners deem appropriate, including fees for the Geoscience Team, as well as acquisition of available relevant 2-D Seismic data and interpretation. Additional use of funds will be for legal and accounting and filing fees in respect of the LLC, NOEL and for working capital. These funds are to be paid in trust to NHL's solicitors (Davis and Company, Calgary Alberta), and are releasable forthwith to defray costs as above. The funds will be credited to COGC's account in NOEL once NOEL is formed and all ancillary documentation prepared. In the event that the LLC, NOEL is not finalized on or before May 1st, 2006 or such longer time period as the Parties hereto may mutually agree, or that COGC is unable or unwilling to contribute the second Stage funding as hereafter described, the $250,000 is refundable to COGC without interest and COGC shall not have earned any interest in the Project or NOEL;
2. Stage 2--a further $500,000 is to be provided on or before June 1st, 2006 which funds will be used for acquisition of Leases and Seismic Options in core exploration areas within the AMI as selected by the JV partners, as well as for a 2-D Seismic program and for working capital requisites of NOEL;
3. Stage 3--a further $1.0 million is to be provided on or before September 15th, 2006, following interpretation of the above 2-D program. These funds will be used for further Lease and Seismic Option acquisitions as well as for a 3-D Seismic Program and other Geoscience work (including stratigraphic- test wells) as appropriate and for working capital requisites of NOEL.

Upon COGC contributing the full $1.75 million to NOEL, it shall have earned a 50% interest in NOEL. If COGC is unable or unwilling to contribute the full $1.75 million as required in Stages 1-3 above, to NOEL; and after having provided a total of at least $750,000; it shall have earned a lesser stake in NOEL reduced from 50% Pro Rata to the reduced overall contribution.

Following the investment of COGC in NOEL as above, the Partners in NOEL shall contribute further funds as required by NOEL, Pro Rata to their respective interests, or NOEL shall secure funding in alternative manners as the partners may determine by mutual consent.

Phone: 403. 874-0830 Fax: 403. 289-3057
Email: hhcec@telus.net

Nomad Hydrocarbons LLC

312 Canada Place
407 – 2nd Street SW
Calgary, Alberta, Canada
T2P 0Y3

Hans W.B. Heumann, CFO

In any event, following Stage 3 as above, NOEL shall chose various Core Areas within the AMI for further Lease and Seismic Option acquisitions and for exploration. Each Core Area will be no less than 2 Sections and no more than 10 Sections in areal extent. When drilling programs are ready they will be farmed-out to drilling partners on the basis of 100 for 75% BPO and 50% APO with a minimum of 3 wells in each Core Area to be drilled, completed, equipped (including the pro rata cost of construction of facilities and tied ins, as required) to earn 50% of NOEL's interests in the subject Core Area. COGC shall have a Right of First Refusal (ROFR) to participate for up to 50% of the farm-in to NOEL's Interests, with NHL reserving a ROFR to bring in a further partner or participate itself in the other 50% of NOEL's interests in each Core Area. The above ROFR's will be exercised upon 30 days written notice which notice shall specify the terms and conditions of the farm-in as well as provide a cash call for the 3 well program. If the ROFR is exercised by notice in writing to NOEL, it shall be accompanied by a certified cheque or bank draft payable in trust to NOEL'S lawyers in the amount of the cash call. NOEL shall operate all exploration programs and also conduct production operations. The above ROFR's shall terminate with respect to a recipient of a notice as above if said recipient is unable or unwilling to participate in 2 Core Area Drilling Programs in a row.

No Press Releases are to be made in respect of this agreement nor in respect of the Exploration Program due to the sensitive nature of leasing efforts and costs associated therewith, save as may be approved by the Parties and as may be required by law.

If the above is accepted as to the Terms and Conditions of a Letter of Intent between NHL and COGC, then please sign below where indicated and return a signed copy hereof to me on or before 5 PM March 17th, 2006, which is also the deadline for approval of this Proposed Letter of

Phone: 403. 874-0830 Fax: 403. 289-3057
Email: hhcec@telus.net

Nomad
Hydrocarbons LLC

312 Canada Place
407 – 2nd Street SW
Calgary, Alberta, Canada
T2P 0Y3

Hans W.B. Heumann, CFO

Intent by the Board of Directors of COGC. This LOI is subject to all requisite approvals by the applicable regulatory authorities and shareholders of COGC which approvals are to be obtained on or before March 22nd, 2006.

Sincerely yours,

Hans Heumann, CFO

Approved by the Board of Managers of Nomad Hydrocarbons LLC

The Undersigned Agree to the Terms and Conditions of the Above Letter of Intent
Dated at Calgary Alberta on the 20 day of March 2006

Per: California Oil&Gas Corp.

Phone: 403. 874-0830 Fax: 403. 289-3057
Email: hhcec@telus.net